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                                                                    EXHIBIT 11

                             MCGLADREY & PULLEN, LLP
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS






                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use of our report dated April 25, 1997 on the financial statements of Rea-Graham Balanced Fund referred to therein in Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A, File No. 2-76762, as filed with the Securities and Exchange Commission.

         We also consent to the reference to our firm in the Prospectus under the caption "Selected Financial Information" and in the Statement of Additional Information under the caption "Independent Accountants."




                                              McGladrey & Pullen, LLP



New York, New York
July 30, 1997